Exhibit 99.2

Operating Metrics: Production Performance, Q2 2018

The table below presents the long term average production (LTA) for projects compared to actual production, including compensated curtailment:

Region	Q2 2018		Actual Results (% of LTA)	Resource Index (% of LTA) [1]
	LTA (GWh)	Production (GWh)

Eastern US	1,064	997	94%	95%
Western U.S.	696	721	104%	106%
Canada	489	427	87%	87%
Other	136	118	87%	102%
Total	2,385	2,263	95%	97%

1 Resource Index is defined as GWh that could have been produced from actual wind or solar during the period, divided by GWh that could have been produced from expected long term average resource.